EXHIBIT 10.2

CALPINE CORPORATION
2017 EQUITY INCENTIVE PLAN
Notice of Restricted Stock Unit Grant

Participant:	[ ● ]

Company:	Calpine Corporation

Notice:
You have been granted the following Restricted Stock Units (“RSUs”) in accordance with the terms of this notice (the “Grant Notice”), the Restricted Stock Unit Award Agreement attached hereto as Attachment A (the “RSU Award Agreement”, and together with the Grant Notice, this “Agreement”) and the Plan identified below.

Type of Award:	Restricted Stock Units (the “RSUs”)

Plan:	Calpine Corporation 2017 Equity Incentive Plan (the “Plan”)

Grant:	Grant Date: February 15, 2017
Total Number of Shares Underlying RSUs: [ ● ]

Period of Restriction:
Subject to the terms of the Plan and this Agreement, the Period of Restriction applicable to the Total Number of Shares Underlying RSUs shall commence on the Grant Date and shall lapse on the dates set forth below (each, a “Vesting Date”) as to that portion of the Total Number of Shares Underlying the RSUs set forth below opposite each such date, provided the Participant has been continuously employed or engaged as a consultant, as applicable, by the Company from the Grant Date through the Vesting Date. Continuous employment includes any leave of absence approved by the Company or any Affiliate.

Vesting Date	Cumulative Percentage of Total Number of Shares as to which RSUs Vest
First Anniversary of Grant Date	33-1/2%
Second Anniversary of Grant Date	66-2/3%
Third Anniversary of Grant Date	100%

Acknowledgement:	The undersigned Participant acknowledges receipt of, and understands and agrees to, the terms and conditions of this Agreement and the Plan.

	CALPINE CORPORATION		PARTICIPANT

Name:		Name:	[ ● ]
Title:

Date:		Date:

Attachment A

CALPINE CORPORATION
2017 EQUITY INCENTIVE PLAN
Restricted Stock Unit Award Agreement

This Restricted Stock Unit Award Agreement (this “RSU Award Agreement”), dated as of the Grant Date set forth in the Notice of Restricted Stock Unit Grant to which this RSU Award Agreement is attached (the “Grant Notice”), is made between Calpine Corporation and the Participant set forth in the Grant Notice. The Grant Notice is included in and made part of this RSU Award Agreement (collectively, this “Agreement”).
1.Definitions. Capitalized terms used but not defined herein have the meaning set forth in the Calpine Corporation 2017 Equity Incentive Plan (the “Plan”).
2.    Grant of RSUs. Subject to the provisions of this Agreement and the provisions of the Plan, the Company hereby grants to the Participant, pursuant to the Plan, the number of RSUs set forth in the Grant Notice. The grant of RSUs under this Agreement is conditioned upon stockholder approval of the Plan and this Agreement shall be null and void if such approval is not obtained. No shares of Common Stock may be delivered pursuant to this Agreement until after such stockholder approval.
3.    Period of Restriction / Termination. The Period of Restriction with respect to the RSUs shall commence and lapse as set forth in the Grant Notice. Subject to the terms of the Plan and the remaining provisions of this Section 3, all RSUs which have not been settled in accordance with Section 4 of this Agreement prior to the date of the Participant’s termination of employment or service, as applicable, shall automatically terminate upon such termination. Notwithstanding the foregoing:

(a)
Termination due to Death or Disability. Upon termination of the Participant’s employment or service, as applicable, due to death or Disability (as defined in the Plan), the Period of Restriction shall immediately lapse with respect to all outstanding and unvested RSUs and such RSUs will be settled in accordance with Section 4 of this Agreement following such termination due to Disability or within 30 days following such termination due to death by payment to Participant’s estate.

(b)
Retirement Eligible. In the event that the Participant is, or becomes, eligible to Retire, then, effective on the later to occur of: (i) the date on which the Participant initially becomes eligible to Retire, and (ii) the one-year anniversary of the Grant Date, the Period of Restriction shall immediately lapse with respect to all outstanding and unvested RSUs and such RSUs will be settled in accordance with Section 4 of this Agreement following such date. For the avoidance of doubt, if the Participant incurs a termination of employment prior to such later date, then this paragraph (b) of Section 3 shall not apply.

(c)
Other Terminations. Upon termination of the Participant’s employment or service, as applicable, due to any reason other than death or Disability or Retirement, all RSUs for which the Period of Restriction had not lapsed prior to the date of such termination shall be immediately forfeited.

(d)
Change in Control. Upon the occurrence of a Change in Control (as defined in the Plan), the Period of Restriction shall immediately lapse with respect to all outstanding and unvested RSUs, provided the Participant is employed or engaged as a consultant as applicable, by the Company upon such Change in Control. Such RSUs will be settled in accordance with Section 4 of this Agreement.

4.Settlement of Restricted Stock Units. As soon as reasonably practicable following each Vesting Date, but in no event later than 60 days following such Vesting Date, the Company shall cause to be delivered to the Participant, in full settlement and satisfaction of the RSUs as to which such portion of the Period of Restriction has so lapsed: (a) the full number of shares of Common Stock underlying such RSUs, (b) a cash payment in an amount equal to the Fair Market Value of such shares of Common Stock on the date of such lapse or (c) a combination of such shares of Common Stock and cash payment, as the Committee, in its sole discretion, shall determine, subject to satisfaction of applicable tax withholding obligations with respect thereto in accordance with Section 5 of this Agreement. Notwithstanding the foregoing provisions to the contrary, if at the time of the Participant’s separation from service within the meaning of Section 409A of the Code, any payment hereunder that constitutes a “deferral of compensation” under Section 409A of the Code and that would otherwise become due on account of such separation from service shall be delayed, and the payment shall be made in full upon the earlier to occur of (a) a date during the 31-day period commencing the six months and one day following such separation from service and (b) the date of the Participant’s death.
5.Taxes. Upon settlement of the RSUs, or as of any other date on which the value of any RSUs otherwise becomes includible in the Participant’s gross income for tax purposes, any taxes of any kind required by law to be withheld with respect to such RSUs shall be satisfied by the Company withholding shares of Common Stock otherwise deliverable or payable to the Participant pursuant to this Agreement (provided, however, that the amount of any shares of Common Stock so withheld shall not exceed the amount necessary to satisfy required federal, state, local and non-United States withholding obligations using the minimum statutory withholding rates for federal, state, local and/or non-U.S. tax purposes, including payroll taxes, that are applicable to supplemental taxable income), pursuant to any procedures, and subject to any limitations as the Committee may prescribe and subject to applicable law, based on the Fair Market Value of the shares of Common Stock on the payment date. The Company or an Affiliate may, in the discretion of the Committee, provide for alternative arrangements to satisfy applicable tax withholding requirements in accordance with Section 22 of the Plan. Regardless of any action the Company or any Affiliate takes with respect to any or all tax withholding obligations, the Participant acknowledges that the ultimate liability for all such taxes is and remains the Participant’s responsibility (or that of the Participant’s beneficiary).
6.Dividend Equivalents. With respect to the number of RSUs set forth in the Grant Notice, the Participant shall be credited with Dividend Equivalents with respect to each such RSU equal to the amount per share of Common Stock of any ordinary cash dividends declared by the Board with record dates during the period beginning on the first day of the Period of Restriction and ending on the earliest to occur of: (a) the last day of the Period of Restriction; (b) the date of a Change in Control and (c) the date such RSU terminates or is forfeited under Section 3 of this Agreement. The Company shall pay in cash to the Participant an amount equal to the product of (i) sum of the aggregate amount of such Dividend Equivalents credited to the Participant, multiplied by (ii) the portion of the total number of shares of Common Stock underlying the vested RSUs, such amount to be paid as and when the related RSUs are paid in accordance with Section 3 of this Agreement. Any Dividend Equivalents shall be forfeited as and when the related RSUs are forfeited in accordance with Section 3 of this Agreement.
7.No Rights as a Shareholder Prior to Issuance of Shares. Neither the Participant nor any other person shall become the beneficial owner of the shares of Common Stock underlying the RSUs, nor have any rights to dividends, Dividend Equivalents or other rights as a shareholder with respect to any such shares of Common Stock, until and after such shares of Common Stock, if any, have been actually issued to the Participant and transferred on the books and records of the Company or its agent in accordance with the terms of the Plan and this Agreement.
8.Transferability. The RSUs shall not be transferable otherwise than by will or the laws of descent and distribution; provided, however, that the Participant may file with the Company a written designation of a beneficiary on such form as may be prescribed by the Company and may, from time to time, amend or revoke such designation, and, in the event of the Participant’s death, any payment due under Section 4 of this Agreement shall be made to the most recently designated such beneficiary, and if no designated beneficiary survives the Participant, any such payment shall be made to the executor or administrator of the Participant’s estate.
9.No Right to Continued Employment or Engagement. Neither the RSUs nor any terms contained in this Agreement shall confer upon the Participant any rights or claims except in accordance with the express provisions of the Plan and this Agreement, and shall not give the Participant any express or implied right to be retained in the employment or service of the Company or any Affiliate for any period, or in any particular position or at any particular rate of compensation, nor restrict in any way the right of the Company or any Affiliate, which right is hereby expressly reserved, to modify or terminate the Participant’s employment or service at any time for any reason. The Participant acknowledges and agrees that any right to lapse of the Period of Restriction is earned only by continuing as an employee or consultant of the Company or an Affiliate at the will of the Company or such Affiliate and satisfaction of other applicable terms and conditions contained in the Plan and this Agreement, and not through the act of being hired or being granted the RSUs hereunder.
10.The Plan. By accepting any benefit under this Agreement, the Participant and any person claiming under or through the Participant shall be conclusively deemed to have indicated his or her acceptance and ratification of, and consent to, all of the terms and conditions of the Plan and this Agreement and any action taken under the Plan by the Board, the Committee or the Company, in any case in accordance with the terms and conditions of the Plan. This Agreement is subject to all the terms, provisions and conditions of the Plan, which are incorporated herein by reference, and to such rules, policies and regulations as may from time to time be adopted by the Committee. In the event of any conflict between the provisions of the Plan and this Agreement, the provisions of the Plan shall control, and this Agreement shall be deemed to be modified accordingly. A paper copy of the Plan and the prospectus shall be provided to the Participant upon the Participant’s written request to the Company at the address set forth in Section 12 of this Agreement.
11.Compliance with Securities Laws. The Company shall make reasonable efforts to comply with all applicable federal and state securities laws; provided, however, notwithstanding any other provision of this Agreement, the Company shall not be obligated to issue any shares of Common Stock or other securities pursuant to this Agreement if the issuance thereof would result in a violation of any such law. It is intended that the shares of Common Stock underlying the RSUs shall be registered under the Securities Act of 1933, as amended (the “1933 Act”). If the Participant is an “affiliate” of the Company, as that term is defined in Rule 144 under the 1933 Act (“Rule 144”), the Participant may not sell the shares of Common Stock except in compliance with Rule 144. Any certificates representing shares of Common Stock issued to an “affiliate” of the Company may bear a legend setting forth such restrictions on the disposition or transfer of the shares of Common Stock as the Company deems appropriate to comply with federal and state securities laws (and if the shares of Common Stock are evidenced on a noncertificated basis, the shares of Common Stock shall be subject to similar stop transfer instructions). The Participant acknowledges and understands that the Company may not be satisfying the current public information requirement of Rule 144 at the time the Participant wishes to sell the shares of Common Stock or other conditions under Rule 144 which are required of the Company. If so, the Participant understands that the Participant will be precluded from selling the securities under Rule 144 even if the one-year holding period (or any modification thereof under Rule 144) of Rule 144 has been satisfied. Prior to the Participant’s acquisition of the shares of Common Stock, the Participant acquired sufficient information about the Company to reach an informed knowledgeable decision to acquire such securities. The Participant has such knowledge and experience in financial and business matters as to make the Participant capable of utilizing said information to evaluate the risks of the prospective investment and to make an informed investment decision. The Participant is able to bear the economic risk of his or her investment in the shares of Common Stock. The Participant agrees not to make, without the prior written consent of the Company, any public offering or sale of the shares of Common Stock although permitted to do so pursuant to Rule 144(k) promulgated under the 1933 Act, until all applicable conditions and requirements of Rule 144 (or registration of the shares of Common Stock issued pursuant to this Agreement under the 1933 Act) and this Agreement have been satisfied.
12.Notices. All notices required to be given under this Agreement or the Plan shall be in writing and delivered in person or by registered or certified mail, postage prepaid, to the other party, in the case of the Company, at the address of its principal place of business (or such other address as the Company may from time to time specify), or, in the case of the Participant, at the Participant’s address set forth in the Company’s records; provided, however, any such notice to the Participant may be delivered electronically to the Participant’s email address set forth in the Company’s records. Each party to this Agreement agrees to inform the other party immediately upon a change of address. All notices shall be deemed delivered when received.

13.Adjustments/Changes in Capitalization. The shares of Common Stock underlying the RSUs are subject to the adjustment provisions set forth in Section 17 of the Plan.
14.Other Plans. The Participant acknowledges that any income derived from the RSUs shall not affect the Participant’s participation in, or benefits under, any other benefit plan or other contract or arrangement maintained by the Company or any Affiliate.
15.Arbitration. Any dispute or controversy arising under or in connection with this Agreement shall be settled by binding arbitration in Houston, Texas by one arbitrator appointed in the manner set forth by the American Arbitration Association. Any arbitration proceeding pursuant to this paragraph shall be conducted in accordance with the Employment Dispute Resolution Rules of the American Arbitration Association. Judgment may be entered on the arbitrators' award in any court having jurisdiction.
16.Entire Agreement and Amendments. This Agreement and the Plan contain the entire agreement of the parties relating to the matters contained herein and supersede all prior agreements and understandings, oral or written, between the parties with respect to the subject matter hereof. This Agreement may be amended in accordance with Section 22 of the Plan.
17.Binding Effect. The terms and conditions hereunder shall, in accordance with their terms, be binding upon, and inure to the benefit of, all successors of the Participant, including, without limitation, the Participant’s estate and the executors, administrators, or trustees thereof, heirs and legatees, and any receiver, trustee in bankruptcy, or representative of creditors of the Participant. This Agreement shall be binding upon and inure to the benefit of any successors to the Company.
18.Severability. If any provision of this Agreement is rendered or declared illegal or unenforceable by reason of any existing or subsequently enacted legislation or by the decision of any arbitrator or by decree of a court of last resort, the parties shall promptly meet and negotiate substitute provisions for those rendered or declared illegal or unenforceable to preserve the original intent of this Agreement to the extent legally possible, but all other provisions of this Agreement shall remain in full force and effect.
19.Electronic Delivery and Signatures. The Company may, in its sole discretion, decide to deliver any documents related to the RSUs, this Agreement or to participation in the Plan or to future grants that may be made under the Plan by electronic means or to request the Participant's consent to participate in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and, if requested, to agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company. If the Company establishes procedures of an electronic signature system for delivery and acceptance of Plan documents (including this Agreement or any Award Agreement like this Agreement), the Participant hereby consents to such procedures and agrees that his or her electronic signature is the same as, and shall have the same force and effect as, his or her manual signature.
20.Governing Law. The execution, validity, interpretation, and performance of this Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, applied without giving effect to any conflicts-of-law principles, except to the extent pre-empted by federal law.
21.Section 409A. This Agreement and delivery of shares of Common Stock under this Agreement are intended to be exempt from or to comply with Section 409A of the Code and shall be administered and construed in accordance with such intent. In furtherance, and not in limitation, of the foregoing: (a) in no event may the Participant designate, directly or indirectly, the calendar year of any payment to be made hereunder; and (b) notwithstanding any other provision of this Agreement to the contrary, a termination of employment hereunder shall mean and be interpreted consistent with a “separation from service” within the meaning of Code Section 409A with respect to any payment hereunder that constitute a “deferral of compensation” under Code Section 409A that becomes due on account of such separation from service.